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                                                                    EXHIBIT 10.1

               FIRST AMENDMENT TO SECOND AMENDED REVOLVING NOTE
               ------------------------------------------------

     THIS FIRST AMENDMENT TO SECOND AMENDED REVOLVING NOTE ("Amendment") is dated this 20th day of February, 2001, by and between Tangram Enterprise Solutions, Inc., a Pennsylvania corporation (the "Debtor") and Safeguard Scientifics, Inc., a Pennsylvania corporation (the "Holder").

                                    RECITALS

     WHEREAS, pursuant to that certain Securities Conversion Agreement dated as of the date hereof, between the Debtor and the Holder, the Holder is converting $3,000,000 of the aggregate amount of principal outstanding under that certain Second Amended Revolving Note dated September 11, 1997 issued by the Company in favor of the Investor (the "Revolver Note") into 3,000 shares of Series F Convertible Preferred Stock (the "Conversion");

     WHEREAS, in connection with the Conversion, the Debtor and the Holder desire to amend the Revolver Note to reduce the principal amount available thereunder from Six Million Dollars ($6,000,000) to Three Million Dollars ($3,000,000).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. The first paragraph of the Revolver Note is hereby amended in its entirety to read as follows:

          FOR VALUE RECEIVED, Tangram Enterprise Solutions, Inc., a Pennsylvania corporation (the "Borrower"), having an office at 11000 Regency Parkway, Suite 401, Cary, North Carolina 27511-8504, hereby promises to pay to the order of Safeguard Scientifics, Inc., a Delaware corporation (the "Lender") or its registered assigns, at the Lender's office located at 435 Devon Park Drive, Wayne, Pennsylvania 19087 or at such other place in the continental United States as the Lender may designate in writing, upon demand, in lawful money of the United States, and in immediately available funds, the principal sum of up to Three Million and no/100 Dollars ($3,000,000), or so much thereof as shall have been advanced by the Lender to the Borrower as hereinafter set forth and then be outstanding, and to pay interest thereon monthly in arrears on the first business day of each calendar month at an annual rate equal to the

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          announced prime rate of PNC Bank, N.A. of Philadelphia, Pennsylvania
          (the "Prime Rate") plus one percent (1%). All amounts advanced hereon, but not to exceed $3,000,000 at any one time outstanding in the aggregate, shall be so advanced upon the request of the Borrower. All amounts so advanced hereon and all payments made on account of the principal hereof shall be recorded in the books of the Lender, which records shall be final and binding, but failure to do so shall not release the Borrower from any of its obligations hereunder.

     2. Except as modified by this Amendment, the Revolver Note shall remain in full force and effect in accordance with it terms. In the event of any inconsistencies between the Revolver Note and this Amendment, this Amendment shall prevail.

     3. The parties hereby acknowledge that the principal outstanding under the Revolver Note as of the date hereof, after giving effect to the Conversion, is $500,000.

     4. The parties hereby acknowledge that the accrued but unpaid interest outstanding under the Revolver Note as of the date hereof, after giving effect to the Conversion, is $81,867.38.

     5. This Amendment shall be governed in all respects by the laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws principals of any jurisdiction.

     6. This Amendment and any amendment or supplement hereto may be executed by the parties in separate counterparts, whether originally or by facsimile, each of which when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same agreement.

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               IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                              DEBTOR


                              TANGRAM ENTERPRISE SOLUTIONS, INC.

                              By: /s/ John N. Nelli
                                 -------------------------------------------
                                 Senior Vice President and Chief Financial
                                 Officer


                              HOLDER


                              SAFEGUARD SCIENTIFICS, INC.

                              By: /s/ N. Jeffrey Klauder
                                 -------------------------------------------

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